UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2020

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 2.05 Costs Associated with Exit or Disposal Activities.
On June 9, 2020, as part of its ongoing Simplification/Modernization initiative, Kennametal Inc. ("Kennametal" or "the Company") announced the acceleration of its structural cost reduction plans. A permanent workforce reduction of approximately 10 percent of salaried employees globally is expected to be substantially complete in the first half of fiscal 2021. This action was approved by the Board of Directors of Kennametal on June 4, 2020. Accordingly, the Company is increasing the estimated annualized benefits of its FY21 Restructuring Actions to $65 million to $75 million from $25 million to $30 million and the expected pre-tax charges to $90 million to $100 million from $55 million to $60 million. These additional costs are expected to be primarily severance-related cash expenditures.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers
On June 9, 2020, Kennametal announced that due to ongoing market headwinds the Company is experiencing from COVID-19, our executive officers will be reducing their base salaries by 20 percent beginning July 1, 2020. These salary reductions are expected to be in effect for six months.

Item 8.01 Other Events.

In addition to the above, the Board of Directors met on June 4, 2020 and approved a temporary cash retainer reduction for non-employee directors in the amount of 20 percent, effective as of July 1, 2020. This reduction is expected to be in effect for six months. The Board of Directors may review, change or end the temporary cash retainer reduction at its discretion in the future.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated June 9, 2020

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	June 9, 2020	By:	/s/ Damon J. Audia
Damon J. Audia
Vice President and Chief Financial Officer

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